DISCOVERY LABORATORIES, INC.
                         NOTICE OF GRANT OF STOCK OPTION
                         -------------------------------

           Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock, par value $0.001 per share, of Discovery Laboratories, Inc. (the "Corporation"):

           Optionee:
                    ------------------------

           Grant Date: September 30, 1999

           Exercise Price: $1.38

           Number of Option Shares:                shares
                                   ---------------

           Expiration Date: September 29, 2009

           Type of Option: Incentive Stock Option

           Date Exercisable: September 30, 1999, subject to vesting as described below.

           Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. The Corporation's repurchase right shall lapse with respect to, and Optionee shall vest in, all of the Option Shares according to the following schedule:

           .  50% of the grant  options  shall  vest in the  event  the  average closing price of Discovery Common Stock (DSCO) for any 20 consecutive trading days is at least $4.

           . 100% in the event that the Corporation consummates a transaction having a total Value (as defined in the Stock Option Agreement) of at least $20 million and involving the development, clinical testing, regulatory approval, manufacturing and/or marketing of a portfolio compound of the Corporation jointly with a business entity not affiliated with the Corporation. In no event shall any additional Option Shares vest after Optionee's cessation of service.

           Optionee understands and agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Corporations's 1998 Stock Incentive Plan (the "Plan") attached hereto as Exhibit B.

           No Employment or Service Contract. Nothing in this Notice shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service in accordance with applicable law or the Employment Agreement.


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           REPURCHASE  RIGHTS.  OPTIONEE  HEREBY AGREES THAT ALL UNVESTED OPTION
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT
SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

           Definitions. All capitalized terms used and not otherwise defined in this Notice shall have the meaning assigned to them in this Notice or in the Stock Option Agreement.


DATED:  September 30, 1999


                                DISCOVERY LABORATORIES, INC.


                                By:     /s/ Robert J. Capetola
                                        ----------------------------------
                                        Robert J. Capetola, Ph.D.
                                        President


                                        ----------------------------------
                                                              , OPTIONEE
                                        ---------------------
                                Address:
                                        ----------------------------------

                                        ----------------------------------


Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - 1998 Stock Incentive Plan



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